UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2019

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 300 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 434-1113

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2019, Dr. Yanjun Liu notified the Company that he was resigning from the Company’s board of directors, effective immediately. Dr. Liu’s resignation did not result from any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective December 18, 2019, upon the recommendation of the nominating and corporate governance committee, and pursuant to the Company’s bylaws, the board of directors appointed Man Cho as a Class II director of the Company effective as of the date of Mr. Liu’s resignation, with an initial term expiring at the 2021 annual meeting of the stockholders of the Company, to fill the vacancy left by Dr. Liu.

Mr. Cho, 58, has served since 2013 as Executive Director and President of Shanghai Pharmaceuticals Holding Co. Ltd. (“Shanghai Pharmaceuticals”), a biopharmaceutical company which is dual-listed on both the Shanghai and Hong Kong stock exchanges. Prior to his role at Shanghai Pharmaceuticals, Mr. Cho was Vice Chairman and Chief Executive Officer of Wing Fat Printing Co., Ltd. From 2008 to 2013.  Mr. Cho has also served as Vice President of China Resources Pharmaceutical Group, Vice Director and head of the sales department of Shenzhen South Pharmaceutical Co. Ltd. and head of the transfusion medicine department, head of the drug injection department and pharmacist at Nanfang Hospital. Mr. Cho holds a Bachelor’s degree in Pharmacy from Sichuan University (formerly known as West China University of Medical Science) and a Master’s degree in Management from the School of Management, Fudan University.

In connection with his appointment to the Board, Mr. Cho received an option to purchase 30,000 shares of common stock of the Company with an exercise price equal to $4.11, the closing sales price of the Company’s common stock on the date of grant.  The option award has a term of ten years from the date of grant and will vest and become exercisable in 36 substantially equal installments on each monthly anniversary of the date of grant, subject to Mr. Cho’s continued service on the Board through the applicable vesting date. Mr. Cho will also receive cash compensation for his service on the Board equal to $40,000 per year plus additional retainers for committee service, if applicable.

Shanghai Pharmaceutical (USA) Inc. (“SPH USA”) is the wholly-owned subsidiary of Shanghai Pharmaceuticals and holds more than 5% of the Company’s outstanding common stock.  Reference is made to the License and Development Agreement between SPH USA and the Company as described in the Company’s proxy statement/prospectus in the section entitled “Oncternal Business—Licenses and Collaborative Relationships” filed with the Securities and Exchange Commission on May 8, 2019, in connection with the merger transaction with GTx, Inc., which description is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: December 23, 2019	By:	/s/ James B. Breitmeyer
Name: James B. Breitmeyer, M.D., Ph.D.
Title: President and Chief Executive Officer

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